SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: AUGUST 12, 2004
(DATE OF EARLIEST EVENT REPORTED)

NEWFIELD EXPLORATION COMPANY

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	1-12534	72-1133047
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

363 N. SAM HOUSTON PARKWAY E., SUITE 2020
HOUSTON, TEXAS 77060
(Address of Registrant’s Principal Executive Offices)

(281) 847-6000
(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Underwriting Agreement dated 8/12/2004
Pricing Agreement dated 8/12/2004
Opinion of Vinson & Elkins L.L.P.

Item 5. Other Events

     On August 12, 2004, Newfield Exploration Company (the “Company”) announced that it had priced a public offering of 4,700,000 shares of its common stock at $52.85. All shares are being sold by the Company. The Company also has granted the underwriters a 30-day option to purchase up to 705,000 additional shares of its common stock to cover over-allotments, if any.

     In connection with the offering of its shares, the Company entered into an Underwriting Agreement and related Pricing Agreement with Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities Inc. and UBS Securities LLC. The Underwriting Agreement and related Pricing Agreement are filed as Exhibits 1.1 and 1.2, respectively, to this report. In addition, the opinion and consent of counsel to the Company in connection with the offering are filed herewith as Exhibits 5.1 and 23.1, respectively, to this report. These exhibits are being filed in connection with the offering under the Company’s effective Registration Statement on Form S-3 (File No. 333-103349).

     The Company expects the issuance and delivery of the shares and the notes to occur on August 18, 2004, subject to satisfaction of customary closing conditions. The Company intends to use the net proceeds from the offerings to partially fund its recently announced and pending acquisition of Inland Resources Inc.

     On August 12, 2004, the Company also announced that it had priced at par a private offering of $325 million of its 6 5/8% senior subordinated notes due September 1, 2014.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

1.1	Underwriting Agreement dated as of August 12, 2004.

1.2	Pricing Agreement dated as of August 12, 2004 between the Company and Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities Inc. and UBS Securities LLC, as the underwriters.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY
Date: August 12, 2004	By:	/s/ Susan G. Riggs
Susan G. Riggs
Treasurer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
1.1	Underwriting Agreement dated as of August 12, 2004.

1.2	Pricing Agreement dated as of August 12, 2004 between the Company and Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities Inc. and UBS Securities LLC, as the underwriters.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).